Exhibit 99.1

Editas Medicine Announces Pricing of Offering of Common Stock

CAMBRIDGE, Mass., Jan. 20, 2021 – Editas Medicine, Inc. (Nasdaq: EDIT), a leading gene editing company, today announced the pricing of an underwritten offering of 3,500,000 shares of its common stock at a public offering price of $66.00 per share, before deducting underwriter discounts and commissions and estimated offering expenses. Gross proceeds from the offering are expected to be approximately $231.0 million. Editas Medicine has granted the underwriters a 30-day option to purchase up to an additional 525,000 shares of common stock on the same terms and conditions. All of the shares in the offering are to be sold by Editas Medicine. The offering is expected to close on or about January 25, 2021, subject to customary closing conditions.

J.P. Morgan and Morgan Stanley are acting as joint book-running managers for the offering. Cowen and Credit Suisse are acting as book-runners.

An automatically effective shelf registration statement relating to the shares of common stock offered in the public offering described above was filed with the Securities and Exchange Commission (SEC) on March 12, 2018. The offering is being made only by means of a prospectus and prospectus supplement that form part of the registration statement. A preliminary prospectus relating to and describing the terms of the offering has been filed with the SEC and is available at www.sec.gov. A final prospectus supplement relating to the offering will be filed with the SEC. When available, copies of the final prospectus supplement may be obtained by contacting J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-866-803-9204 or by email at prospectus-eq_fi@jpmchase.com, or Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014 or by email at prospectus@morganstanley.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Editas Medicine

As a leading gene editing company, Editas Medicine is focused on translating the power and potential of the CRISPR/Cas9 and CRISPR/Cas12a (also known as Cpf1) genome editing systems into a robust pipeline of treatments for people living with serious diseases around the world. Editas Medicine aims to discover, develop, manufacture, and commercialize transformative, durable, precision gene medicines for a broad class of diseases.

Forward-Looking Statements

This press release contains forward-looking statements and information within the meaning of The Private Securities Litigation Reform Act of 1995 including statements about the anticipated closing of the offering. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: the satisfaction of customary closing conditions related to the public offering and the impact of general economic, industry or political conditions in the United States or internationally; uncertainties inherent in the initiation of preclinical studies and clinical trials and clinical development of the Company’s product candidates; availability and timing of results from preclinical studies and clinical trials; whether interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; expectations for regulatory approvals to conduct trials or to market products and availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements. These and other risks are described in greater detail under the caption “Risk Factors” included in Editas Medicine’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed with the SEC on November 6, 2020, the Company’s preliminary prospectus filed with the SEC on January 19, 2021, and other filings the Company may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts

Media:

Cristi Barnett

(617) 401-0113

cristi.barnett@editasmed.com

Investors:

Editas Medicine Investor Relations

(617) 401-9052

ir@editasmed.com

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